EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Michael A. Tedesco Vice President &Assistant Controller (845) 398-5706

U.S.B. HOLDING CO., INC., UNION STATE BANK’S PARENT COMPANY,
TO PRESENT AT THE  NEW YORK SOCIETY OF SECURITY ANALYSTS’
2005 REGIONAL BANKING INDUSTRY CONFERENCE ON NOVEMBER 10TH

Orangeburg, NY, October 31, 2005 - U.S.B. Holding Co., Inc. (the “Company”) (NYSE: “UBH”), parent company of the largest bank headquartered in the Hudson Valley, Union State Bank (the “Bank”), will be making a presentation on November 10, 2005 at the New York Society of Security Analysts’ 2005 Regional Banking Industry Conference to be held at the Harvard Club located at 27 West 44th Street in New York City. Thomas E. Hales, Chairman of the Board and Chief Executive Officer of the Company and Bank, and Michael A. Tedesco, Vice President and Assistant Controller of the Bank, will discuss the Company’s management, market areas, initiatives, and financial performance before an audience of analysts and institutional investors.

The Company’s presentation is scheduled to begin at 11:00 a.m. Eastern Time on Thursday, November 10, 2005. The presentation can be viewed through a web cast on the Bank’s website — www.unionstate.com.

The Company, with consolidated assets of $3.0 billion at September 30, 2005, operates through its banking subsidiary, Union State Bank, a commercial bank with 28 branches, of which 25 are in Rockland and Westchester Counties, New York, and one branch each in Stamford, Connecticut, Goshen, Orange County, New York, and Manhattan, New York City. The Bank also operates four loan production offices in Rockland, Westchester, and Orange Counties, New York, and Stamford, Connecticut. Further information on the Company can be found on the Bank’s website at www.unionstate.com.

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